As filed with the Securities and Exchange Commission on February 14, 2025

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________________________________

ADT INC.
(Exact name of Registrant as specified in its charter)
_______________________________________

Delaware	47-4116383
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1501 Yamato Road
Boca Raton, Florida 33431
(Address, including zip code, of Registrant’s principal executive offices)

ADT Inc. 2018 Omnibus Incentive Plan, as amended
(Full title of the plan)

James D. DeVries
President and Chief Executive Officer
1501 Yamato Road
Boca Raton, Florida 33431
(561) 988-3600
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_______________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
The Registration Statements on Form S-8 filed by ADT Inc. (the “Company”) on January 30, 2018 (File No. 333-222783) and October 3, 2019 (File No. 333-234077) (collectively, the “Prior Registration Statements”) are each hereby incorporated by reference. By such Prior Registration Statements, the Company registered 92,348,593 shares of its common stock (“Common Stock”) that were reserved for issuance in respect of awards granted under the Company’s 2016 Equity Incentive Plan and awards granted under the Company’s 2018 Omnibus Incentive Plan (the “2018 Plan”).
On February 22, 2024, the board of directors of the Company approved an amendment to the 2018 Plan to increase the number of shares of Common Stock authorized for issuance thereunder from 87,545,456 shares to 137,545,456 shares, an increase of 50,000,000 shares (the “2024 Plan Amendment”), subject to stockholder approval at the 2024 Annual Meeting of Stockholders. On May 22, 2024, the stockholders approved the 2024 Plan Amendment. This registration statement on Form S-8 (this “Registration Statement”) is to register the additional 50,000,000 shares of Common Stock, therefore increasing the total pool of shares of Common Stock available for future issuance pursuant to the 2024 Plan Amendment to 137,545,456 shares.
Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated by reference into this Registration Statement, except that the provisions contained in Part II of the Prior Registration Statements are modified as set forth in this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference
The following documents previously filed by the Company with the Securities and Exchange Commission (the “SEC”) are incorporated by reference in this Registration Statement:

1.The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Annual Report”), filed with the SEC on February 28, 2024;
2.The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on April 25, 2024;
3.The Company’s Quarterly Report on Form 10-Q for the second quarter ended June 30, 2024 filed with the SEC on August 1, 2024;
4.The Company’s Quarterly Report on Form 10-Q for the third quarter ended September 30, 2024 filed with the SEC on October 24, 2024;
5.The Company’s Current Reports on Form 8-K filed (and not furnished) with the SEC on January 24, 2024, as amended on February 28, 2024, March 11, 2024, April 12, 2024, April 15, 2024, April 24, 2024, May 15, 2024, May 24, 2024, May 28, 2024, June 18, 2024, August 8, 2024, August 21, 2024, October 1, 2024, October 7, 2024, October 30, 2024, December 4, 2024, December 9, 2024, December 17, 2024 and January 22, 2025; and
6.The description of the Common Stock set forth in the Company’s registration statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on January 18, 2018, and any amendment or report filed for the purpose of updating any such description, including Exhibit 4.38 to the Annual Report.
In addition, all reports and documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents.

Item 8.	Exhibits
The following documents are filed as exhibits to this Registration Statement:
		Incorporated by Reference
Exhibit No.	Description	Form	Exhibit	Filing Date
4.1	Amended and Restated Certificate of Incorporation of ADT Inc.	8-K	3.1	9/17/2020
4.2	Amendment to Amended and Restated Certificate of Incorporation of ADT Inc.	10-Q	3.1	8/1/2024
4.3	Amended and Restated Bylaws of ADT Inc.	8-K	3.1	9/18/2023
5.1*	Opinion of Cravath, Swaine & Moore LLP as to legality of the common stock.
23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.
23.2*	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1 to this Registration Statement).
24.1*	Powers of Attorney (included on signature pages of this Part II).
99.1	ADT Inc. 2018 Omnibus Incentive Plan.	S-1/A	10.32	1/8/2018
99.2	First Amendment to the ADT Inc. 2018 Omnibus Incentive Plan.	10-Q	10.33	8/6/2019
99.3*	Second Amendment to the ADT Inc. 2018 Omnibus Incentive Plan.
107*	Filing Fee Table.

* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act, ADT Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on February 14, 2025.

ADT INC.,

By:	/s/ James D. DeVries
Name:	James D. DeVries
Title	Chairman, President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of David Smail and Jeffrey Likosar, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this Registration Statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement and Power of Attorney have been signed on February 14, 2025, by the following persons in the capacities indicated.

Signature	Title	Date

/s/ James D. DeVries	Chairman, President and Chief Executive Officer	February 14, 2025
James D. DeVries	(Principal Executive Officer)
/s/ Jeffrey Likosar	President, Corporate Development and Transformation, and Chief Financial Officer	February 14, 2025
Jeffrey Likosar	(Principal Financial Officer)
/s/ Steven Burzo	Vice President, Chief Accounting Officer and Controller	February 14, 2025
Steven Burzo	(Principal Accounting Officer)
/s/ Nicole Bonsignore	Director	February 14, 2025
Nicole Bonsignore

/s/ Marques Coleman	Director	February 14, 2025
Marques Coleman

/s/ Thomas Gartland	Director	February 14, 2025
Thomas Gartland

/s/ Tracey R. Griffin	Director	February 14, 2025
Tracey R. Griffin

/s/ Benjamin Honig	Director	February 14, 2025
Benjamin Honig

/s/ Daniel Houston	Director	February 14, 2025
Daniel Houston

/s/ William M. Lewis, Jr.	Director	February 14, 2025
William M. Lewis, Jr.

/s/ Reed B. Rayman	Director	February 14, 2025
Reed B. Rayman

/s/ Paul J. Smith	Director	February 14, 2025
Paul J. Smith

/s/ Lee J. Solomon	Director	February 14, 2025
Lee J. Solomon

/s/ Danielle Tiedt	Director	February 14, 2025
Danielle Tiedt

/s/ Matthew E. Winter	Director	February 14, 2025
Matthew E. Winter

/s/ Suzanne Yoon	Director	February 14, 2025
Suzanne Yoon

/s/ Sigal Zarmi	Director	February 14, 2025
Sigal Zarmi